CENTERPOINT ENERGY, INC.
SHORT TERM INCENTIVE PLAN
(As Amended and Restated Effective January 1, 2022)
RECITALS
Effective for Plan Years beginning on or after January 1, 2022, the Board of Directors of CenterPoint Energy, Inc. (the "Company") has adopted the CenterPoint Energy, Inc. Short Term Incentive Plan (As Amended and Restated Effective January 1, 2022) (the "Plan") on the terms and conditions hereinafter stated. The Plan, as set forth herein, amends and restates, in its entirety the CenterPoint Energy, Inc. Short Term Incentive Plan (As Amended and Restated Effective January 1, 2019) (the “Prior Plan”).
There shall be no termination and no gap or lapse in time or effect between the Prior Plan and this Plan. The amendment, restatement and continuation of the Prior Plan in the form of this Plan shall not operate to exclude, diminish, limit or restrict the payments or continuation of payments of benefits to Participants under the terms of the Prior Plan as in effect prior to its amendment, restatement and continuation in the form of this Plan. Except to the extent otherwise required to reflect the fact that benefits accrued under the Prior Plan are continued under this Plan, the provisions of this Plan shall apply only to an employee eligible to participate under this Plan on or after January 1, 2022.
NOW, THEREFORE, effective for Plan Years beginning on or after January 1, 2022, the Company hereby amends and restates in its entirety and continues the Prior Plan as follows:
1.Purpose: The purpose of the Plan is to encourage a high level of corporate performance through the establishment of predetermined corporate, Subsidiary or business unit and/or individual goals, the attainment of which will require a high degree of competence and diligence on the part of those Employees (including officers) of the Company or of its participating Subsidiaries selected to participate in the Plan, and which will be beneficial to the owners and customers of the Company.
2.Definitions: Unless the context otherwise clearly requires, the following definitions are applicable to the Plan:
Award: An incentive compensation award generally payable in cash granted to a Participant with respect to a particular Plan Year pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.
Board of Directors or Board: The Board of Directors of the Company.
Code: The Internal Revenue Code of 1986, as amended from time to time.
Committee: The Compensation Committee of the Board of Directors.

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Company: CenterPoint Energy, Inc. or any successor thereto.
Compensation: Compensation means the annualized base pay of the Participant as in effect on December 31 of the Plan Year with respect to which the Award is made (or, for purposes of Section 4(a) of the Plan, on the date of the Participant’s Retirement, death, or disability, as applicable), as determined under any reasonable method established by the Company, including any adjustments required under applicable labor law (such as overtime). Notwithstanding the foregoing, any Participant covered by the terms of a collective bargaining agreement shall have his Compensation calculated in the manner consistent with the collective bargaining agreement, if applicable.
Eligible Earnings: Eligible Earnings during the year means the actual base salary paid to a salaried exempt Participant during the Plan Year, including vacation, holiday and sick time. Eligible Earnings exclude all special payments, bonuses, allowances, reimbursements, and payments in lieu of overtime. Eligible Earnings during the year means the actual gross wages paid to an hourly or salaried non-exempt Participant during the Plan Year, including vacation, holiday and sick time. Eligible Earnings exclude all special payments, bonuses, allowances, reimbursements, but include overtime pay in a manner consistent with the requirements of applicable labor law. Notwithstanding the foregoing, any Participant covered by the terms of a collective bargaining agreement shall have his Eligible Earnings calculated in the manner consistent with the collective bargaining agreement, if applicable.
Employee: An employee of the Company or any of its Subsidiaries who is a regular full or part-time employee and who regularly works at least 20 hours per week.
Employer: The Company and each Subsidiary which is designated by the Committee as an Employer under this Plan.
Participant: An Employee who is selected to participate in the Plan.
Payment Date: The date an Award shall be paid as provided in Section 8(b) of the Plan.
Performance Goals: The performance objectives of the Company, its Subsidiaries or its business units and/or individual Participants established for the purpose of determining the level of Awards, if any, earned during a Plan Year.
Plan: This CenterPoint Energy, Inc. Short Term Incentive Plan, as amended from time to time.
Plan Year: The calendar year.
Retirement Date: A Participant's date of termination of employment with his Employer (and all other Employers and affiliates of the Company) that is on or after the

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date on which he has (i) attained age 55 and (ii) completed five years of “Vesting Service” (as defined in the Retirement Plan).
Retirement Plan: CenterPoint Energy Retirement Plan, as amended and restated effective January 1, 2021, and as thereafter amended.
Subsidiary: A subsidiary corporation with respect to the Company as defined in Section 424(f) of the Code.
A pronoun or adjective in the masculine gender includes the feminine gender, and the singular includes the plural, unless the context clearly indicates otherwise.
3.Participation: The Committee (or its appropriately designated delegate) shall select the Employees who will be Participants for each Plan Year. No Employee shall at any time have the right (a) to be selected as a Participant in the Plan for any Plan Year, (b) if so selected, to be entitled to an Award, or (c) if selected as a Participant in one Plan Year, to be selected as a Participant in any subsequent Plan Year. The terms and conditions under which a Participant may participate in the Plan shall be determined by the Committee (or its appropriately designated delegate) in its sole discretion.
4.Eligibility: Except as provided below, only Participants who (x) are Employees on the last business day prior to October 1 of the Plan Year and (y) are continuously Employees from such date through the Payment Date are eligible for the payment of an Award under the Plan. Employees covered by a collective bargaining agreement providing for participation in this Plan are eligible for payments under this Plan only to the extent of the specific terms contained in the applicable collective bargaining agreement. Employees covered by a collective bargaining agreement that does not specifically provide for their participation in this Plan are not eligible for any payments under this Plan under any circumstances notwithstanding the following.
(a)Retirement, Death or Disability During the Plan Year:
(i)Retirement: If a Participant (A) was an Employee on January 2 of the Plan Year and (B) terminates during the Plan Year on his Retirement Date, then the Participant shall nonetheless receive payment of a prorated portion of his Award determined by multiplying (x) the Award the Participant would have received had the Performance Goals with respect to the Participant's Award been met at the target level, without regard to the Participant’s individual performance, based on the Participant’s Compensation on his Retirement Date by (y) a fraction, the numerator of which is the number of days that the Participant participated in the Plan during the Plan Year through the Participant's Retirement Date, and the denominator of which is the total number of days in the Plan Year. Notwithstanding the foregoing, for the 2022 Plan Year only, the amount of any payment under this clause (i) shall not be determined as described above and shall instead be equal to the Award the Participant would have received had the Performance Goals with respect to the Participant's Award been

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met at the target level, without regard to the Participant’s individual performance, based on the Participant’s Eligible Earnings earned prior to his Retirement Date. Any payment under this clause (i) shall be made as soon as practicable following the Participant’s Retirement Date, but no later than 30 days after the Retirement Date.
(ii)Death or Disability: If, during the Plan Year, a Participant dies or terminates employment under circumstances establishing eligibility for disability benefits under the Company's long-term disability plan, then the Participant shall nonetheless receive payment of a prorated portion of his Award determined by multiplying (A) the Award the Participant would have received had the Performance Goals with respect to the Participant's Award been met at the target level, without regard to the Participant’s individual performance, based on the Participant’s Compensation as of the date of his death or disability by (B) a fraction, the numerator of which is the number of days that the Participant participated in the Plan during the Plan Year through the date of the Participant’s death or disability, and the denominator of which is the total number of days in the Plan Year. Notwithstanding the foregoing, for the 2022 Plan Year only, the amount of any payment under this clause (ii) shall not be determined as described above and shall instead be equal to the Award the Participant would have received had the Performance Goals with respect to the Participant's Award been met at the target level, without regard to the Participant’s individual performance, based on the Participant’s Eligible Earnings earned prior to the his death or disability. Any payments under this clause (ii) shall be made as soon as practicable following the date of the Participant's death or disability, but no later than 30 days after the date of the Participant's death or disability.
(b)Retirement, Death or Disability After Last Day of the Plan Year:
(i)Retirement: If a Participant would be eligible for the payment of an Award under the prior provisions of this Section 4 except that, after the last day of the Plan Year and before the Payment Date, the Participant terminates employment on his Retirement Date, then the Participant shall nonetheless receive a payment of the Award (if any) based on the Committee’s determination of actual achievement of the Performance Goals with respect to the Participant’s Award, the Participant’s individual performance during the Plan Year, and his Compensation for the Plan Year. Payments under this clause (i) shall be made as provided in Section 8(b).
(ii)Death or Disability: If a Participant would be eligible for the payment of an Award under the prior provisions of this Section 4 except that, after the last day of the Plan Year and before the Payment Date, the Participant dies or terminates employment under circumstances establishing eligibility for disability benefits under the Company's long-term disability plan, then the

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Participant shall nonetheless receive payment of the Award (if any) based on the Committee’s determination of actual achievement of the Performance Goals with respect to the Participant’s Award, without regard to the Participant’s individual performance, and his Compensation for the Plan Year. Payments under this clause (ii) shall be made as provided in Section 8(b).
5.Plan Administration: The Plan shall be administered by the Committee. All decisions of the Committee shall be binding and conclusive on the Participants. The Committee, on behalf of the Participants, shall enforce this Plan in accordance with its terms and shall have all powers necessary for the accomplishment of that purpose, including, but not by way of limitation, the following powers:
(a)To select the Participants;
(b)To interpret, construe, approve and adjust all terms, provisions, conditions and limitations of this Plan;
(c)To decide any questions arising as to the interpretation or application of any provision of the Plan;
(d)To prescribe forms and procedures to be followed by Employees for participation in the Plan, or for other occurrences in the administration of the Plan;
(e)To establish the terms and conditions of any Agreement under which an Award may be earned and paid; and
(f)In addition to all other powers granted herein, the Committee shall make and enforce such rules and regulations for the administration of the Plan as are not inconsistent with the terms set forth herein.
No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Section 5 of this Plan shall be liable for anything done or omitted to be done by him, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his own willful misconduct or as expressly provided by statute.
6.Delegation of Authority: The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan (including, but not limited to, its authority to select Participants) pursuant to such conditions or limitations as the Committee may establish.
7.Awards: The Committee shall determine the terms and conditions of Awards to be made under this Plan and shall designate from time to time the individuals who are to be the recipients of Awards. Awards may also be made in combination or in tandem with, in replacement of, or as alternative to, grants or rights under this Plan or any other employee plan of

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the Company or any of its Subsidiaries, including the plan of any acquired entity. An Award may provide for the grant or issuance of additional, replacement or alternative Awards upon the occurrence of specified events. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries and achievement of Performance Goals, such as specific individual and/or business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Unless otherwise specified in the Plan or by the Committee, the amount payable pursuant to an Award shall be based on a percentage of the Participant's Compensation for the Plan Year, subject to proration for any Participant who does not work the full Plan Year (e.g., new hires or Participants on unpaid leave of absence).
8.Payment of Awards: The Committee has sole and absolute authority and discretion to determine whether an Award shall be paid under this Plan and if so such payment will be made in accordance with the following:
(a)Form of Payment: Generally, payment of Awards shall be made in cash and may be subject to such restrictions as the Committee shall determine.
(b)Date of Payment: Except as provided in Section 4(a), payment of any Awards for a Plan Year (“Award Plan Year”) shall be made as soon as practicable after the close of the Award Plan Year (as determined by the Committee), but in no event later than March 15th of the Plan Year immediately following the close of the Award Plan Year (“Payment Date”).
9.Assignability: Unless otherwise determined by the Committee and provided in the Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable, except by will or the laws of descent and distribution. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 9 shall be null and void.
10.Tax Withholding: The Company shall have the right to withhold applicable taxes from any Award payment and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes.
11.Finality of Determinations: Any determination by the Committee in carrying out or administering this Plan shall be final and binding for all purposes and upon all interested persons and their heirs, successors, and personal representatives.
12.Employee Rights Under the Plan: No Employee or other person shall have any claim or right to be granted an Award under this Plan. Neither the Plan nor any action taken thereunder shall be construed as giving an Employee any right to be retained in the employ of the Company or an Employer. No Participant shall have any lien on any assets of the Company or an Employer by reason of any Award made under this Plan.
13.Amendment, Modification, Suspension or Termination: The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or

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alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company; however clause (ii) shall only apply if, and to the extent, such approval is required by applicable legal requirements.
14.Governing Law: This Plan and all determinations made, and actions taken pursuant hereto, shall be governed by and construed in accordance with the laws of the State of Texas.
15.Exclusion from Section 409A: This Plan is intended to provide “short-term deferrals” as described in Treasury Regulation § l.409A-l(b)(4) under Section 409A of the Code (or successor guidance thereto), and not to be a “nonqualified deferred compensation plan” for purposes of Section 409A of the Code. The Plan shall be administrated and interpreted consistent with that intent.

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IN WITNESS WHEREOF, CenterPoint Energy, Inc. has executed these presents as evidenced by the signature of its duly authorized officer, which may be sufficiently evidenced by any such executed copy hereof, this 17th day of December, 2021, but effective as set forth above.

CENTERPOINT ENERGY, INC. By:/s/ David J. Lesar David J. Lesar President and Chief Executive Officer
ATTEST: /s/ Vincent A. Mercaldi Vincent A. Mercaldi Assistant Corporate Secretary

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